EXHIBIT 15.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1970
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Zeolite Mining Corporation
Vancouver, B.C.
Canada

We consent to the use of our review report dated November 20, 2001, on the financial statements of Zeolite Mining Corporation as of September 30, 2001, and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

January 15, 2001